UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐      Preliminary Proxy Statement
☐      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐      Definitive Proxy Statement
☐      Definitive Additional Materials
☑      Soliciting Material Pursuant to §240.14a-12
PRIDE INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

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As we prepare for the merger with Ensco, we have received a number of questions relating to compensation and HR policy. I wanted to take this opportunity to provide some additional information regarding some specifics including the “Change in Control” provisions that will be available to certain employees of Pride. You should be familiar with the following provisions as we move towards the expected closing in mid-2011.
2011 AIP Bonus
Pride’s Annual Incentive Plan (AIP) stipulates that in the event of a change in control, all AIP participants will be deemed to have fully attained the maximum level of achievement of all performance measures. In other words, following the closing of the merger with Ensco, you will be eligible to receive a prorated payment of what would have been your full-year 2011 AIP bonus at the maximum achievable target for your position. The proration will be based on the number of full calendar months in 2011 that Pride operates as a stand alone entity prior to merging with Ensco.
Retention Plan
Pride and Ensco management are working on a retention plan whereby certain positions may be offered additional compensation if the employees assigned to those positions choose to remain employed with the combined company through a specified date. Not all positions will be eligible to participate in this plan. Eligibility for participation in this plan is not based on the value we place on the job or the employee apart from the transaction with Ensco, but rather on how critical the position is to a successful integration with Ensco. Employees eligible for a retention bonus will be notified in the coming weeks.
Outstanding Equity
Pride’s equity incentive plans were designed to protect the value of equity grants in the event of a change in control. Therefore, if you currently have outstanding equity awards, the awards will generally vest upon the close of the merger with Ensco according to the terms of the awards. As a reminder, unvested awards may be forfeited should you terminate your employment with Pride prior to the closing of the merger.
Severance Payments
Pride’s published Change in Control policy outlines what severance benefits will be provided to eligible employees, and under what conditions, if their employment is terminated involuntarily without cause as a result of, or within 12 months after, the merger with Ensco. Severance will be calculated based on the salary grade of your position and your length of service with Pride. A copy of this policy can be viewed on the Pride Platform in the QSMS.
Health Insurance
Eligible employees who remain employed by the combined company will continue to receive Pride health benefits through 2011 and will have the option to enroll in Ensco’s health benefit plans beginning in 2012. If your employment terminates as a result of the merger with Ensco, you will have the option to elect health plan continuation under COBRA just as you would if your employment terminated for any other reason. Employees who are eligible to elect COBRA following the termination of their employment will receive detailed information on this benefit.
Outplacement Services
Employees who do not remain employed with the combined company will be eligible to participate in outplacement services designed to assist with the transition process and new job search. Details of this program will be made available at a later date.

I understand the current uncertainty about your future employment may be stressful, but please know that we are working as quickly as we can to formalize transition plans with Ensco and come to decisions on how the new organization will be structured. Please note that even if employees are not asked to remain with the combined company, many will be needed during a transition/integration period, which in some cases may be for the remainder of 2011. We will continue to apprise you of information as it becomes available, but in the meantime please do not hesitate to contact your HR manager for additional questions or concerns.
Additional Information
     In connection with the proposed transaction, Ensco has filed a registration statement including a preliminary joint proxy statement/prospectus of Ensco and Pride with the SEC. INVESTORS AND SECURITY HOLDERS OF ENSCO AND PRIDE ARE ADVISED TO CAREFULLY READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS TO IT) BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. A definitive joint proxy statement/prospectus will be sent to security holders of Ensco and Pride seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus (when available) and other relevant documents filed by Ensco and Pride with the SEC from the SEC’s website at www.sec.gov. Security holders and other interested parties may also obtain, without charge, a copy of the definitive joint proxy statement/prospectus (when available) and other relevant documents by directing a request by mail or telephone to either Investor Relations, Ensco plc, 500 N. Akard, Suite 4300, Dallas, Texas 75201, telephone 214-397-3015, or Investor Relations, Pride International, Inc., 5847 San Felipe, Suite 3300, Houston, Texas 77057, telephone 713-789-1400. Copies of the documents filed by Ensco with the SEC are available free of charge on Ensco’s website at www.enscoplc.com under the tab “Investors.” Copies of the documents filed by Pride with the SEC are available free of charge on Pride’s website at www.prideinternational.com under the tab “Investor Relations”. Security holders may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.
     Ensco and Pride and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective security holders with respect to the transaction. Information about these persons is set forth in Ensco’s proxy statement relating to its 2010 General Meeting of Shareholders and Pride’s proxy statement relating to its 2010 Annual Meeting of Stockholders, as filed with the SEC on April 5, 2010 and April 1, 2010, respectively, and subsequent statements of changes in beneficial ownership on file with the SEC. Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ security holders generally, by reading the registration statement, the definitive joint proxy statement/prospectus (when available) and other relevant documents regarding the transaction filed by Ensco and Pride with the SEC.